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                          SUBSIDIARIES OF
                    THE COOPER COMPANIES, INC.
                      A DELAWARE CORPORATION


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                                             JURISDICTION OF
     NAME                                     INCORPORATION
     The Cooper Healthcare Group, Inc.            Delaware
     CooperSurgical, Inc.                         Delaware
     PCI GmbH                                     Germany
     CooperVision, Inc.                           New York
     CooperVision Inc.                            Canada
     CooperVision Contact Lens Insurance
     Agency, Inc.                                 New York
     CooperVision Pharmaceuticals, Inc.           Delaware
     Optics Cayman Islands Insurance Ltd.         Cayman Islands

     Hospital Group of America, Inc.              Delaware
     Hospital Group, Inc.                         Delaware
     Hospital Group of Delaware, Inc.             Delaware
     Hospital Group of Illinois, Inc.             Illinois
     Hospital Group of Louisiana, Inc.            Louisiana
     Hospital Group of New Jersey, Inc.           New Jersey
     Hampton Learning Center, Inc.                New Jersey
     PSG Management, Inc.                         Delaware

     The Cooper Real Estate Group, Inc.           Delaware
     CREG River Ranch, Inc.                       Delaware
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